UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA (Address of Principal Executive Offices)	92008 (Zip Code)

Registrant’s telephone number, including area code: (760) 931-1771

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     As set forth in its previously filed Form 8-K, dated August 2, 2004 and filed with the SEC on August 3, 2004, Ronald A. Drapeau resigned as Chairman and Chief Executive Officer of Callaway Golf Company (the “Company”), effective as of August 2, 2004. In connection with his resignation, Mr. Drapeau and the Company have entered into a Separation Agreement on October 28, 2004 (the “Separation Agreement”), setting forth certain agreements and understandings between them associated with Mr. Drapeau’s resignation.

     Pursuant to the Separation Agreement, in consideration for Mr. Drapeau’s execution of an unconditional and irrevocable release in favor of the Company and his reasonable cooperation with the terms of the Second Amended Executive Officer Employment Agreement by and between Mr. Drapeau and the Company, dated as of June 1, 2002, as amended (the “Employment Agreement”), the Company has agreed to: (i) pay Mr. Drapeau a one-time cash payment of $500,000, (ii) pay the costs of Cal-COBRA continuation health coverage for Mr. Drapeau and his spouse for a period of up to 18 months after the end of continuing coverage under COBRA, (iii) purchase Mr. Drapeau’s existing primary residence to the extent that such residence is not subject to a binding contract for sale or has not been sold by January 31, 2005, and (iv) in the event of a change of control, pay Mr. Drapeau the net present value of all unpaid severance payments due under his Employment Agreement as of the date of such change of control.

     The description of the terms of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.47 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) As referenced in Item 1.01 above, Mr. Drapeau’s resignation as Chief Executive Officer and Chairman of the Company became effective as of August 2, 2004 and was disclosed in a Form 8-K previously filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description
10.47	Separation Agreement, entered into on October 28, 2004, by and between Callaway Golf Company and Ronald A. Drapeau.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2004
CALLAWAY GOLF COMPANY
	By: Name: Its:	/s/ Steven S. McCracken Steven S. McCracken Senior Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.47	Separation Agreement, entered into on October 28, 2004, by and between Callaway Golf Company and Ronald A. Drapeau.